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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 19, 1996, with respect to Prompt Associates, Inc. included in the Registration Statement (Form S-3) and related prospectus of CRA Managed Care, Inc. for the registration of shares of its common stock filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP


Salt Lake City, Utah
November 6, 1996